UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2014 (April 25, 2014)

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American Capital, Ltd.

(Exact name of registrant as specified in its charter)
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DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 25, 2014, American Capital, Ltd. (the "Company") held its 2014 Annual Meeting of Stockholders (the "Annual Meeting"), at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was March 3, 2014. As of the record date, a total of 269,802,734 shares of the Company's common stock were entitled to vote at the Annual Meeting. There were 216,516,678 shares of common stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.
1.    Election of Directors. The Company's stockholders voted to elect eight (8) Director Nominees to hold office for a term of one (1) year, or until the next annual meeting of stockholders:

Nominee	For	Against	Abstain	Non Votes
Mary C. Baskin	143,910,232	2,344,034	1,123,051	69,139,361
Neil M. Hahl	144,435,563	2,155,987	785,766	69,139,361
Philip R. Harper	107,434,563	39,186,057	756,696	69,139,361
Stan Lundine	111,078,145	35,418,768	880,404	69,139,361
Susan K. Nestegard	144,900,593	1,730,779	745,945	69,139,361
Kenneth D. Peterson, Jr.	144,632,859	1,855,226	889,232	69,139,361
Alvin N. Puryear	111,011,419	35,410,368	955,530	69,139,361
Malon Wilkus	140,785,240	4,251,340	2,340,736	69,139,361

2.    Executive Compensation. The Company's stockholders voted on an advisory and non-binding basis in favor of approval of the advisory resolution on the Company's executive compensation.

For	Against	Abstain	Non Votes
95,083,676	46,573,927	5,719,714	69,139,361

3.    Ratification of appointment of Ernst & Young LLP. The Company's stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2014.

For	Against	Abstain
213,751,436	1,855,917	909,325

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.
Dated: May 1, 2014	By:	/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President, General Counsel and Secretary